UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2021

Orbsat Corp

(Exact name of registrant as specified in its charter)

Nevada	001-40447	65-0783722
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18851 N.E. 29th Ave., Suite 700, Aventura, FL 33180

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 560-5355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	OSAT	The Nasdaq Stock Market, Inc.
Warrants	OSATW	The Nasdaq Stock Market, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2021, on the approval and recommendation of the Compensation Committee of the Board of Directors of Orbsat Corp (the “Company”), the Company entered into amendments (each an “Amendment”) to the current employment agreements (each, an “Employment Agreement”) of Charles M. Fernandez, the Company’s Executive Chairman and Chief Executive Officer; David Phipps, a Director and the Company’s President and the Chief Executive Officer of Global Operations; Sarwar Uddin, the Company’s Chief Financial Officer; and Theresa Carlise, the Company’s Chief Accounting Officer, Treasurer and Secretary.

The Amendment for Mr. Fernandez amends his Employment Agreement in order to, among other things, increase Mr. Fernandez’s compensation by (i) providing for medical plan coverage for Mr. Fernandez and his family at the expense of the Company, and (ii) providing for an auto allowance $1,000 per month. The Amendment for Mr. Phipps amends his Employment Agreement in order to, among other things, (i) change Mr. Phipps’ title to “President of Orbsat Corp and Chief Executive Officer of Global Operations” and (ii) increasing Mr. Phipps’ compensation by providing for an auto allowance $1,000 a month. The Amendment for Mr. Uddin amends his Employment Agreement in order to, among other things, increase Mr. Uddin’s compensation by providing for an allowance of $600 per month for the payment of medical plan coverage for Mr. Uddin and his family. The Amendment for Ms. Carlise amends her Employment Agreement in order to, among other things, change Ms. Carlise’s title to “Chief Accounting Officer, Secretary and Treasurer.”

The foregoing descriptions of the Amendments for Messrs. Fernandez, Phipps and Uddin and Ms. Carlise, and the Company’s obligations thereunder, do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendments, each of which is included herewith as Exhibit 10.1, 10.2, 10.3 and 10.4 respectively, and each of which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 Employment Agreement, dated August 7, 2021, by and between Orbsat Corp and Charles M. Fernandez.
10.2	Amendment No. 1 Employment Agreement, dated August 7, 2021, by and between Orbsat Corp and David Phipps.
10.3	Amendment No. 1 Employment Agreement, dated August 7, 2021, by and between Orbsat Corp and Sarwar Uddin.
10.4	Amendment No. 1 Employment Agreement, dated August 7, 2021, by and between Orbsat Corp and Theresa Carlise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBSAT CORP

	By:	/s/ Charles M. Fernandez
	Name:	Charles M. Fernandez
	Title:	Executive Chairman & Chief Executive Officer

Dated: August 12, 2021